                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             DUCOMMUN INCORPORATED
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

          ---------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                    [LOGO]

                             DUCOMMUN INCORPORATED
                         23301 SOUTH WILMINGTON AVENUE
                            CARSON, CALIFORNIA 90745
                                 (310) 513-7200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 3, 1995
                            ------------------------

To the Shareholders of
Ducommun Incorporated:

     Notice is hereby given that the Annual Meeting of Shareholders of Ducommun Incorporated, a Delaware corporation (the "Corporation"), will be held at the Radisson Hotel, Two Civic Center Plaza Drive, Carson, California, on Wednesday, May 3, 1995, at the hour of 9:00 o'clock A.M. for the following purposes:

          1. To elect three directors to serve for three-year terms ending in 1998.

          2. To transact any other business that may properly be brought before the meeting or any adjournments or postponements thereof.

     March 13, 1995 has been established as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to attend the meeting in person.

     To insure your representation at the meeting, please complete and mail your Proxy Card in the return envelope provided, as soon as possible. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

                                          By Order of the Board of Directors

                                              James S. Heiser
                                                 Secretary

Carson, California
March 27, 1995

                             DUCOMMUN INCORPORATED
                         23301 SOUTH WILMINGTON AVENUE
                            CARSON, CALIFORNIA 90745
                                 (310) 513-7200

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is being mailed on or about March 27, 1995 to shareholders of Ducommun Incorporated (the "Corporation") who are such of record on March 13, 1995, in connection with the solicitation of proxies for use at the Corporation's Annual Meeting of Shareholders to be held at 9:00 o'clock A.M. on May 3, 1995, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The accompanying Proxy is solicited by the Board of Directors of the Corporation. Solicitation will be by mail, interview, telephone and telegraph. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $4,000 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Corporation.

     Proxies in the accompanying form will be voted in accordance with the instructions given therein. If no instructions are given, the Proxies will be voted for the election as directors of the management nominees. Any shareholder may revoke his Proxy at any time prior to its use by filing with the Secretary of the Corporation a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

     The close of business on March 13, 1995 has been fixed as the record date (the "Record Date") for the determination of holders of shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Corporation had outstanding 4,465,799 shares of Common Stock, $.01 par value per share (the "Common Stock"). In the election of directors, each holder of Common Stock will be entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among two or more candidates. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

     A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been obtained. In the election of directors, abstentions and broker non-votes will not be counted. On all other matters, abstentions will be counted, but broker non-votes will not be counted, for purposes of determining whether a proposal has been approved.

     The Corporation's 1994 Annual Report to Shareholders is being mailed to shareholders with this Proxy Statement.

                             ELECTION OF DIRECTORS

     Three directors (out of a total of seven) are to be elected at the forthcoming Annual Meeting. The three nominees, Norman A. Barkeley, H. Frederick Christie and Kevin S. Moore, are nominated to serve for three-year terms expiring at the Annual Meeting in 1998 and thereafter until their successors are elected and qualified. In the absence of a contrary direction, Proxies in the accompanying form will be voted for the election of the foregoing nominees. Management does not contemplate that any of the nominees will be unable to serve as directors, but if that should occur the persons designated in the Proxies will cast votes for other persons in accordance with their best judgment. In the event that any person other than the nominees named herein should be nominated for election as a director, the Proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the 1995 Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly.

     The following information is furnished as of March 13, 1995, with respect to each of the three persons who are nominees for election to the Board of Directors, as well as for the other four directors of the Corporation whose terms of office will continue after the 1995 Annual Meeting.

                                                                             DIRECTOR     TERM
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                     AGE     SINCE    EXPIRES
--------------------------------------------------                     ---   ---------  --------
Norman A. Barkeley                                                      65     1987       1998
  Chairman of the Board, Chief Executive Officer and President of the
  Corporation; Director, Dames & Moore, Inc., RHR International
  Company and Technetics Corp.

H. Frederick Christie                                                   61     1985       1998
  Consultant; Retired President and Chief Executive Officer, The
  Mission Group (subsidiary of SCEcorp); Director, Great Western
  Financial Corporation, Great Western Bank, Ultramar Corp., A.E. Com
  Technology, IHOP Corp., Capital Income Builder, Inc., Small Cap
  World Fund, Capital World Growth and Income Fund, Inc., and
  American Mutual Fund, Inc.; Trustee, American Variable Insurance
  and New Economy Fund; and Director or Trustee of twelve fixed income funds of the Capital Research & Management Company.

Robert C. Ducommun                                                      43     1985       1996
  Management Consultant;
  Director, American Metal Bearing Company and Inventa Corporation.

Kevin S. Moore                                                          40     1994       1998
  Vice President and Chief Financial Officer, The Clark Estates, Inc.
  (private investment firm); Director, Hitox Corporation of America.

Thomas P. Mullaney                                                      61     1987       1996
  General Partner, Matthews, Mullaney & Company (private investment firm); Director, The Santa Anita Companies, Lucas Arts
  Entertainment Company, and Lucas Digital Ltd.

Richard J. Pearson                                                      69     1978       1997
  Retired President and Chief Operating Officer, Avery Dennison
  Corporation (adhesive products); Director, Ameron, Inc., Escorp, M
  & R Printing Equipment and Seidler Capital; Trustee, Pomona
  College.

Arthur W. Schmutz                                                       73     1988       1997
  Advisory Counsel, Gibson, Dunn & Crutcher; Director, H. F.
  Ahmanson & Company and Home Savings of America.

     Mr. Mullaney was previously a director of the Corporation in 1984 and 1985. Mr. Schmutz is advisory counsel to the law firm of Gibson, Dunn & Crutcher, which rendered legal services to the Corporation during 1994 and is expected to render legal services to the Corporation during 1995. Mr. Schmutz was previously a director of the Corporation from 1985 to 1987. Mr. Barkeley is related by marriage to Mr. Borlet, President of

Jay-El Products, Inc., a subsidiary of the Corporation. Mr. Moore was elected as a director in 1994 and has been nominated for election as a director at the Annual Meeting of Shareholders pursuant to the Conversion Agreement dated July 22, 1992 between the Corporation and certain Clark family accounts, for which The Clark Estates, Inc. provides administrative and investment services as described under "Security Ownership of Certain Beneficial Owners."

     The Board of Directors met five times in 1994. All incumbent directors attended seventy-five percent or more of the meetings of the Board of Directors and Committees of the Board on which they served during 1994. Each of the persons named above, except Mr. Moore, was elected by the shareholders at a prior annual meeting.

     Directors who are not employees of the Corporation or a subsidiary are paid an annual retainer of $10,000 and receive $1,000 for each Board of Directors meeting, Shareholders meeting or Committee meeting they attend. Under the Directors Deferred Income and Retirement Plan, a director may elect to defer payment of all or part of his fees for service as a director until he retires as a director, at which time the deferred fees will be paid to him with interest. A retiring director will also receive the annual retainer fee in effect at the time of retirement or at the time of payment, whichever is higher, for life or for a period of years equal to his service as a director, whichever is shorter, provided that the director retires between the ages of 65 and 75, has served as a director for at least five years and is not an employee of the Corporation when he retires.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors, and persons who own more than 10% of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, and on written representations that no Forms 5 were required, the Corporation believes that during its past fiscal year all of its officers, directors and greater than 10% owners complied with the filing requirements of Section 16(a) except that Mr. Moore reported his initial statement of beneficial ownership late on a subsequently filed Form 3.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Corporation has standing Executive, Audit, Compensation and Nominating Committees. The members of the Executive Committee are Messrs. Barkeley, Mullaney and Schmutz. The Executive Committee, which met formally two times during 1994, performs the same function as the Board of Directors, subject to certain limitations, including limitations on the power to amend or repeal the Certificate of Incorporation or Bylaws, adopt an agreement of merger or consolidation, or recommend to the shareholders the sale, lease or exchange of substantially all of the property and assets of the Corporation. The members of the Audit Committee are Messrs. Christie, Ducommun and Pearson. The Audit Committee, which met formally three times during 1994, reviews the scope of audits, audit procedures and the results of audits with the corporate staff and the independent accountants, and approves all non-audit services by the independent accountants. The members of the Compensation Committee are Messrs. Mullaney, Pearson and Schmutz. The Compensation Committee, which met formally three times during 1994, reviews and recommends compensation for officers, grants stock options and administers stock option programs. The members of the Nominating Committee are Messrs. Ducommun, Mullaney, Pearson and Schmutz. The Nominating Committee, which met formally one time during 1994, reviews and recommends to the Board of Directors the nominees for election as directors of the Corporation at the Annual Meeting of Shareholders or otherwise by the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The tables below show the name and address of the beneficial owners, amount and nature of beneficial ownership and percentage ownership of persons or groups known by the Corporation to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of March 13, 1995. The tables below also show the name, amount and nature of beneficial ownership and percentage ownership of each director and nominee for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group as of March 13, 1995. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Corporation knows of no contractual arrangements which may at a subsequent date result in a change in control of the Corporation.

     For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

               NAME AND ADDRESS                           NUMBER OF           PERCENTAGE
                OF SHAREHOLDERS                             SHARES             OF CLASS
               ----------------                          ------------         ----------
        Robert C. Ducommun                                 524,343(1)            11.4%
          1155 Park Avenue
          New York, NY 10128

        Norman A. Barkeley                                 326,250(2)             6.9%
          23301 S. Wilmington Avenue
          Carson, CA 90745

        The Clark Estates, Inc.                          1,119,811(3)            25.1%
          30 Wall Street
          New York, NY 10005

        The Clark Foundation                               390,702(3)             8.7%
          30 Wall Street
          New York, NY 10005

        Kevin S. Moore                                   1,119,811(3)            25.1%
          30 Wall Street
          New York, NY 10005

        Ingalls & Snyder                                   340,756(4)             7.4%
          61 Broadway
          New York, NY 10006

        The Killen Group, Inc.                             340,800(5)             7.6%
          1189 Lancaster Avenue
          Berwyn, PA 19312

        ZPR Investment Management, Inc.                    641,612(6)            13.6%
          1642 N. Volusia Avenue
          Orange City, FL 32763

---------------

(1) The number of shares includes (i) 77,655 shares issuable upon conversion of $775,000 of the Corporation's 7 3/4% convertible subordinated debentures (the "Debentures"), (ii) 50,100 shares issuable upon conversion of $500,000 of Debentures held by a foundation of which Mr. Ducommun is an officer, and (iii) 159,212 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster. Mr. Ducommun has sole voting and sole investment power as to 315,021 shares, shared voting power as to 209,322 shares and shared investment power as to 50,110 shares.

(2) The number of shares includes 246,250 shares that may be purchased within 60 days after March 13, 1995 by exercise of outstanding stock options.

(3) The information is based on a Schedule 13D filed with the SEC dated July 29, 1992 and other information provided by The Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,119,811 shares, including The Clark Foundation which owns 390,702 shares. Kevin S. Moore, Vice President and Chief Financial Officer of The Clark Estates, Inc., has been granted powers of attorney to exercise voting and investment power as to 1,119,811 shares. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,119,811 shares and The Clark Foundation has shared voting and investment power as to 390,702 shares.

(4) The information is based on a Schedule 13G filed with the SEC dated January 13, 1995. The number of shares includes 128,456 shares issuable upon conversion of $1,282,000 of Debentures. Ingalls & Snyder has sole voting power as to 7,605 shares and sole investment power as to 340,756 shares.

(5) The information is based on a Schedule 13G filed with the SEC dated January 31, 1995. The Killen Group, Inc. has sole voting power as to 99,800 shares and sole investment power as to 340,800 shares.

(6) The information is based on two Schedules 13G filed with the SEC dated January 6, 1995. The number of shares includes 256,012 shares issuable upon conversion of $2,555,000 of Debentures. ZPR Investment Management, Inc. has sole voting power as to all shares.

SECURITY OWNERSHIP OF MANAGEMENT

                                                            NUMBER OF         PERCENTAGE
                NAME                                         SHARES            OF CLASS
                ----                                        ---------         ----------
        Norman A. Barkeley                                    326,250(1)          6.9%
        H. Frederick Christie                                   1,000            *
        Robert C. Ducommun                                    524,343(2)         11.4%
        Kevin S. Moore                                      1,119,811(3)         25.1%
        Thomas P. Mullaney                                      1,000            *
        Richard J. Pearson                                        340            *
        Arthur W. Schmutz                                       1,000(4)         *
        Joseph C. Berenato                                     33,000(5)         *
        Robert A. Borlet                                       55,831(5)          1.2%
        Robert B. Hahn                                         52,125(5)          1.2%
        Robert L. Hansen                                       32,437(5)         *
        All Directors and Executive Officers as a Group
          (15 persons)                                      2,246,512(5)         44.1%

---------------

 *  Less than one percent.

(1) See the information set forth in Note 2 to the table under "Security Ownership of Certain Beneficial Owners."

(2) See the information set forth in Note 1 to the table under "Security Ownership of Certain Beneficial Owners."

(3) See the information set forth in Note 3 to the table under "Security Ownership of Certain Beneficial Owners."

(4) The shares are held in a trust in which Mr. Schmutz has investment power only.

(5) The number of shares includes the following shares that may be purchased within 60 days after March 13, 1995 by exercise of outstanding stock options: 27,500 by Mr. Berenato, 52,331 by Mr. Borlet, 52,125 by Mr. Hahn, 32,437 by Mr. Hansen and 462,500 by all directors and executive officers as a group. The number of shares for Mr. Berenato includes 3,500 held in an IRA for the benefit of himself, 500 held in a Keough for the benefit of his wife, and 1,500 held in trust for the benefit of his son. The number of shares for Mr. Borlet includes 500 held in an IRA for the benefit of himself.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table discloses compensation received by the Corporation's chief executive officer and the other four most highly-paid executive officers of the Corporation (including subsidiary presidents) for the three fiscal years ended December 31, 1994. Columns have been omitted from the table when there has been no compensation awarded to, earned by or paid to any of the named executive officers required to be reported in that column in any fiscal year covered by the table.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                       ----------------
                                                                            AWARDS
                                                                       ----------------
                                             ANNUAL COMPENSATION          SECURITIES       ALL OTHER
                                          --------------------------      UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR   SALARY($)  BONUS($)   OPTIONS/SARS(#)       ($)(1)
---------------------------               -----  --------   --------   ----------------   ------------
Norman A. Barkeley                         1994  $325,000   $200,000              0          $1,963
  Chairman of the Board, Chief             1993   325,000    175,000              0             877
  Executive Officer and President          1992   325,000    200,000         50,000               0

Joseph C. Berenato                         1994   165,000    105,000              0               0
  Vice President, Chief Financial          1993   152,308     60,000         35,000               0
  Officer and Treasurer                    1992   150,000     55,000              0               0

Robert A. Borlet                           1994   146,269     50,000              0               0
  President,                               1993   143,000     35,000          5,325               0
  Jay-El Products, Inc.                    1992   136,700     32,000         10,000               0

Robert B. Hahn                             1994   160,130    100,000              0               0
  President,                               1993   148,502     25,000          5,500               0
  Aerochem, Inc.                           1992   142,213          0         15,000               0

Robert L. Hansen                           1994   142,385     70,000              0               0
  President, AHF-Ducommun                  1993   128,654     50,000          6,750               0
  Incorporated                             1992   122,308     40,000         10,000               0

---------------

(1) All other compensation for Mr. Barkeley in 1994 consisted of $55 for the above-market interest accrued on deferred compensation under the Corporation's Executive Compensation Deferral Plan and $1,908 for insurance premiums paid by the Corporation with respect to term life insurance for the benefit of Mr. Barkeley.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     No stock options or stock appreciation rights were granted in 1994 to the named executive officers of the Corporation.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises in 1994 by the named executive officers and the value of such executive officers' unexercised options/SARs at December 31, 1994.

                                                                 NUMBER OF
                                                                SECURITIES                 VALUE OF UNEXERCISED
                                                                UNDERLYING                     IN-THE-MONEY
                                                         UNEXERCISED OPTIONS/SARS              OPTIONS/SARS
                          SHARES                            FISCAL YEAR-END(#)              FISCAL YEAR-END($)
                        ACQUIRED ON        VALUE        ---------------------------     ---------------------------
       NAME             EXERCISE(#)     REALIZED($)     EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
       ----             -----------     -----------     -----------   -------------     -----------   -------------
Norman A. Barkeley           0               $0           233,750         25,000          $319,219       $ 9,375
Joseph C. Berenato           0                0            27,500         32,500            15,469        40,156
Robert A. Borlet             0                0            49,831          8,994           112,808         7,866
Robert B. Hahn               0                0            48,375         11,625            83,312         9,000
Robert L. Hansen             0                0            29,937         10,063            32,062         9,470

EMPLOYMENT AGREEMENT

     Mr. Barkeley is a party to an employment agreement with the Corporation providing for a term of employment until December 31, 1996 at a salary of $325,000 per year. Mr. Barkeley is eligible to participate in the Corporation's bonus plan, Executive Retirement Plan and Executive Compensation Deferral Plan and to receive other ordinary benefits, subject to the right of the Corporation to amend or terminate such plans and benefits. The benefits Mr. Barkeley is entitled to receive under the Executive Retirement Plan are described below. The Executive Compensation Deferral Plan allows Mr. Barkeley to defer a portion of his annual salary and bonus, with interest credited at a rate tied to the Corporation's expected return on the investment of the deferred amounts. The Employment Agreement also requires the Company to provide Mr. Barkeley with a post-retirement life insurance benefit in the amount of $325,000 for life. During the term of employment, the employment agreement obligates the Corporation to use its best efforts to include Mr. Barkeley among management's nominees for election to the Board of Directors, and to have Mr. Barkeley elected by the Board of Directors as the Chairman, Chief Executive Officer and President of the Corporation. If the Board of Directors of the Corporation fails to elect Mr. Barkeley to these offices or materially changes the relative duties and responsibilities of these offices, then Mr. Barkeley shall have the right to treat such event as a termination of his employment by the Corporation without cause. In the event that Mr. Barkeley's employment is terminated by the Corporation without cause (as defined in the employment agreement), except for disability, then Mr. Barkeley shall have the right to receive from the Corporation until the ending date of the period of employment provided by the employment agreement, the salary in effect at the date of such termination of employment.

EXECUTIVE RETIREMENT PLAN

     The Corporation maintains an Executive Retirement Plan under which Mr. Barkeley presently is the only executive eligible to participate. Pursuant to the Executive Retirement Plan, Mr. Barkeley or his designee will receive, upon Mr. Barkeley's retirement or other termination of employment, a monthly benefit payment for a period of 15 years in the amount of 4 1/2% of his Final Average Salary, plus the percentage of his Final Average Salary which is the product of 5 3/4% times the number of full and fractional years of his employment that are completed after December 31, 1992 and before January 1, 1997. Mr. Barkeley's "Final Average Salary" is defined under the Executive Retirement Plan as the average of his base salary for the 60 months of employment immediately prior to his retirement or other termination of employment. The estimated annual benefit under the Executive Retirement Plan, upon Mr. Barkeley's expected retirement on December 31, 1996, is $89,375 per year for 15 years. Mr. Barkeley also may elect to receive such benefit in the form of an actuarially equivalent single-life annuity or an actuarially equivalent joint and survivor annuity. The Executive Retirement Plan also provides for the payment of such benefit in a single lump sum at the election of Mr. Barkeley or upon a change in control of the Corporation, in each instance subject to certain penalties and reductions of benefits.

KEY EXECUTIVE SEVERANCE AGREEMENTS

     Messrs. Berenato, Borlet, Hahn and Hansen are parties to key executive severance agreements entered with the Corporation. The key executive severance agreements provide that if the employment of an executive officer is terminated without cause (as defined in the agreements), except in the event of disability or retirement, he shall be entitled to receive the following: (i) if the employment of the executive is terminated within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of two years, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of two years, or (ii) if the employment of the executive is terminated other than within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of one year. A change in control of the Corporation is defined in the key executive severance agreements to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Corporation. In the event of a change in the executive's position or duties, a reduction in the executive's base salary as increased from time to time, a removal from eligibility to participate in the Corporation's bonus plan and other events as described in the agreements, then the executive shall have the right to treat such event as a termination of his employment by the Corporation without cause and to receive the payments and benefits described above.

     Notwithstanding anything to the contrary set forth in any of the Corporation's filings under the Securities Act of 1933, as amended, or the Exchange Act that incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions relating to compensation of the Corporation's executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a nonemployee director of the Corporation.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that relate pay to the achievement of the Corporation's financial goals, recognize individual initiative and performance, and assist the Corporation in attracting and retaining qualified executives. Overall compensation of executive officers is set at levels that the Compensation Committee believes to be competitive with other companies of similar size in the Los Angeles area. The Compensation Committee believes that the geographic area of Los Angeles provides the best indication of the market in which the Corporation competes for executive talent and, as a result, the Compensation Committee does not specifically consider the compensation levels of companies in the Peer Group appearing under the caption "Performance Graph" in this Proxy Statement. In evaluating competitive compensation information with respect to other companies of similar size in the Los Angeles area, the Compensation Committee does not target any percentile or level of compensation for executive officers of the Corporation but uses such information on a subjective basis to determine the appropriate level of executive officer compensation based on the position, experience and past performance of each individual executive officer.

     In addition, executive officer compensation reflects the importance to the Corporation of achieving consistently positive net income and cash flow. As a result, executive officer compensation emphasizes cash compensation consisting of a base salary and an annual bonus, and long-term noncash stock option awards. Except as described below with respect to the Corporation's chief executive officer, the Corporation does not provide any long-term cash incentive plans, pension, profit-sharing or other retirement benefits, or many of the executive perquisites typically provided by other companies to their senior executives.

     Annual bonuses are awarded on a discretionary basis by the Compensation Committee based on the Corporation achieving specified levels of net income, return on assets and cash flow and on the individual performance of executive officers. The Corporation's subsidiary presidents are also measured based upon the financial performance of their operating units. Annual bonuses are targeted at 25%-40% of base salary depending on the particular executive officer involved, with a maximum annual bonus eligibility of twice the targeted amount.

     Bonuses for 1994 generally were awarded in amounts above the targeted bonus levels for executive officers. The bonuses awarded for 1994 were based on the Corporation exceeding the targeted levels for net income and return on assets and substantially exceeding the targeted and maximum levels for cash flow under the Corporation's bonus plan. In making the bonus determinations, the Compensation Committee also considered the Corporation's success in 1994 and early 1995 in acquiring three complementary businesses that are expected to lead to a substantial increase in sales in 1995.

     Stock option awards are made periodically to provide management with an ownership interest in the Corporation and significant stock-based performance compensation. Stock option awards are made based on the responsibilities and performance of the particular executive officers, and are designed to provide a substantial portion, which could range up to 50%, of total compensation in a form tied directly to the Corporation's stock performance. All stock options are granted at the market price of the Corporation's common stock on the date of grant and, as such, will have value only in the event of an increase in the Corporation's stock price. No stock options were granted to executive officers in 1994.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Barkeley receives a base salary and is eligible to receive an annual bonus on the same basis as described above with respect to executive officers generally. However, as described below, Mr. Barkeley generally is not expected to be eligible to receive further stock option awards and, as a result, no stock options were awarded to Mr. Barkeley during 1994.

     Mr. Barkeley's base salary was established in 1988 when he was recruited to join the Corporation, and was last increased in 1990. The Compensation Committee has established Mr. Barkeley's base salary at a level designed to reflect his substantial aerospace industry experience and expertise.

     During 1993, the Corporation and Mr. Barkeley entered into a new employment agreement providing for a term of employment until December 31, 1996. In connection with establishing Mr. Barkeley's compensation under the employment agreement, the Compensation Committee retained the Management Compensation Group as its executive compensation consultant. In reviewing Mr. Barkeley's compensation, the Management Compensation Group determined that the level of Mr. Barkeley's compensation with respect to retirement and post-retirement benefits was not competitive with other companies of similar size in the Los Angeles area. Accordingly, the Compensation Committee determined that it would be appropriate to provide Mr. Barkeley with competitive retirement, deferred compensation and post-retirement life insurance benefits. In connection with these changes in Mr. Barkeley's retirement benefits, the Compensation Committee also determined that it would be appropriate at the present time to freeze Mr. Barkeley's base salary, reduce the range of his bonus eligibility under the Corporation's bonus plan and eliminate further stock option awards for the term of the employment agreement. The general philosophy governing the Compensation Committee's decision in establishing Mr. Barkeley's level of compensation under the new employment agreement was to provide Mr. Barkeley with a total compensation package sufficient to retain his services through the end of 1996, without significantly increasing the after-tax cost to the Corporation.

     Mr. Barkeley's annual bonus is awarded on a discretionary basis by the Compensation Committee based on the Corporation achieving specified levels of net income, return on assets and cash flow and on Mr. Barkeley's individual performance. The bonus awarded to Mr. Barkeley for 1994 was above the targeted bonus level, but below the maximum bonus level, under the Corporation's bonus plan. The bonus awarded for 1994 was based on the Corporation exceeding the targeted levels for net income and return on assets and substantially exceeding the targeted and maximum levels for cash flow under the Corporation's bonus plan. In making the bonus determination, the Compensation Committee also considered the Corporation's success in 1994 and early 1995 in acquiring three complementary businesses that are expected to substantially increase sales in 1995, and Mr. Barkeley's outstanding personal performance in 1994 in positioning the Corporation for future growth.

                                          Compensation Committee

                                          Richard J. Pearson, Chairman
                                          Thomas P. Mullaney
                                          Arthur W. Schmutz

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Corporation's cumulative total shareholder return with the cumulative total return of the Russell 2000 Index and an Aerospace/Defense Industry Peer Group for the periods indicated. The graph is not necessarily indicative of future price performance.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                   TOTAL RETURN AMONG DUCOMMUN INCORPORATED,
                             RUSSELL 2000 INDEX AND
                    AEROSPACE/DEFENSE INDUSTRY PEER GROUP(1)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             DCO        RUSSELL 2000     PEER GROUP
1989                                    100.00          100.00          100.00
1990                                    103.33           80.49           62.16
1991                                    123.33          117.56           76.86
1992                                    113.33          139.21           70.76
1993                                     90.00          165.53           80.43
1994                                    133.33          162.51           78.64

(1) The Aerospace/Defense Industry Peer Group used in the Performance Graph consists of the one-half of the companies in the Value Line Aerospace/Defense Index with the lowest market capitalization as of December 31, 1992. These companies are: AAR Corp., EDO Corp., Hexcel Corp., Hi-Shear Industries, Inc., Logicon Inc., M/A-COM Inc., Moog Inc., Nichols Research Corp., Rohr Inc., Sparton Corp., TransTechnology Corporation, UNC Inc., United Industrial Corp., Watkins-Johnson Company and Wyman-Gordon Company.

                                    REPORTS

     The Annual Report of the Corporation for the fiscal year ended December 31, 1994, describing the Corporation's operations and including audited financial statements, has been mailed prior to or concurrently with this Proxy Statement. The Corporation will provide a copy of its most recent report to the SEC on Form 10-K upon the written request of any beneficial owner of the Corporation's securities as of the Record Date for the Annual Meeting of Shareholders without charge except for the cost of reproducing Exhibits. Such request should be addressed to Ducommun Incorporated, 23301 S. Wilmington Avenue, Carson, California 90745, Attn: James S. Heiser, Secretary.

                            INDEPENDENT ACCOUNTANTS

     The Corporation's independent accountants for the current fiscal year, as well as for the fiscal year ended December 31, 1994, are Price Waterhouse. A representative of such firm will be afforded the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders in attendance.

                             SHAREHOLDER PROPOSALS

     From time to time individual shareholders of the Corporation may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Corporation's annual proxy materials. All such proposals must be submitted to the Secretary of the Corporation no later than December 1, 1995, in order to be considered for inclusion in the Corporation's 1996 proxy materials.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

                                        By Order of the Board of Directors

                                            James S. Heiser
                                               Secretary
Carson, California
March 27, 1995

PRELIMINARY COPY

                             DUCOMMUN INCORPORATED

             23301 S. WILMINGTON AVENUE - CARSON, CALIFORNIA 90745

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 3, 1995

    The undersigned hereby appoints JOSEPH C. BERENATO and JAMES S. HEISER, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on March 13, 1995, at the Annual Meeting of Shareholders to be held on May 3, 1995, and at any adjournments or postponements thereof.

1. ELECTION OF     / / FOR all nominees listed           / / WITHHOLD AUTHORITY to vote
   DIRECTORS           below (except as marked to the        for all nominees listed
                       contrary below)                       below

           Norman A. Barkeley, H. Frederick Christie and Kevin S. Moore

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

-------------------------------------------------------------------------------
2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                          (Continued on other side)





                         (Continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                                                       Dated: ____________, 1995

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                       Signature if held jointly

                                                       Please sign exactly as
                                                       name appears below. When
                                                       shares are held by
                                                       joint-tenants, both
                                                       should sign. When signing
                                                       as attorney, executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       president or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.